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                                                                               .
                                                                               .

                                                                    EXHIBIT 4.25

                 PRINCIPAL TERMS OF NEW SAWLOG SUPPLY AGREEMENT

PARTIES:                            Fletcher Challenge Forests Industries Ltd (FCF) - Purchaser Central North
                                    Island Forest Partnership (CNIFP) - Vendor Fletcher Challenge Forests Limited
                                    (FFS) - Guarantor Michael Stiassny and Grant Graham - Receivers

TERM:                               Evergreen, subject to termination clause. Commencement date will be 1 July 2003
                                    ("Commencement Date").

SAWLOG COMPONENT OF TASMAN          The sawlog component of the Tasman Contracts will sit in abeyance while the new
CONTRACTS:                          sawlog supply agreement, the principal terms of which are set forth in this terms sheet, ("Sawlog Agreement") is in effect. The right of FCF and any other relevant FCF group company to call for sawlogs under the Tasman Contracts will only revive if the Sawlog Agreement is terminated for any reason. The respective obligations of FCF and CNIFP in respect of the supply by CNIFP of pulpwood under the Tasman Contracts will continue to be determined in accordance with the Tasman Contracts, subject to the provisions of the
                                    Transition Deed.

                                    The arrangements described in this terms sheet are to be on a "without prejudice" basis to any of the parties' rights as at the date of signing this terms sheet and neither CNIFP nor the Receivers will be required, in any way, to ratify or confirm or adopt the Tasman Contracts or will be deemed to have ratified, confirmed or adopted the Tasman Contracts by this terms sheet or by the entry by CNIFP and/or the Receivers into a formal agreement incorporating the principal terms set out in this terms sheet, or by performance of any obligations of either or both of them under this terms sheet or such formal agreement.

SUPPLY SOURCE:                      Preference will be given to supply from the Vendor's own CNIFP forest estates.
                                    Supply from other sources will be permitted under exceptional circumstances with the Purchaser's consent (which shall not be unreasonably withheld).

UTILISATION:                        Use of sawlogs supplied under the Sawlog Agreement will be restricted to use at domestic mills. No sawlogs shall be exported in unprocessed form by either the
                                    Purchaser or any third party to whom the Purchaser may on-sell sawlogs purchased from the Vendor. The Purchaser's obligations to the Vendor in respect of third parties to whom it on-sells sawlogs will be limited to obtaining a written contractual commitment from such third party not to export such sawlogs in unprocessed form which commitment either (a) the Purchaser shall undertake to the Vendor to take all commercially reasonable steps to enforce if breached by the third party or (b) shall be expressed to be enforceable by the Vendor pursuant to the Contracts (Privity) Act 1982.

AVAILABLE VOLUME:                   The annual offtake volume set out below, split into the following SOP grades
                                    (or the equivalent grades in the event log specifications are amended in accordance with the Sawlog Agreement) will be available to be supplied by CNIFP to the Purchaser.

                                    The volume will be supplied on a reasonably even and consistent basis throughout the year, subject to normal seasonal fluctuations, and in accordance with the "SOP Planning" section and the "Delivery Programme" section of this terms sheet.

SOP GRADES                                           VOLUME (M(3))
                                                     (per annum)
Pruned (all grades)                                    150,000
Structural (all S grades)                              180,000
Large Utility           M30 grade                       90,000
                        A grade *                       60,000
Roundwood               R3 grade                        20,000
-------------------------------------------------
Total                                                  500,000

* Maximum LED 50cm

LENGTH MIX:                         The following log lengths will apply to logs supplied under the Sawlog Agreement.

                                    Pruned           4.35m
                                                     4.95m
                                                     5.6m (maximum 10% of total monthly volume in m(3))
                                                     2.65m (maximum 10% of total monthly volume in m(3))

                                    Structural       4.9m
                                                     5.5m
                                                     6.1m
                                                     3.7m
                                                     4.3m

                                                     (Maximum 15 % of monthly volume in m(3) in aggregate
                                                     for 3.7m and 4.3m lengths)

                                    M30 grade        4.9m
                                                     5.5m
                                                     6.1m
                                                     3.7m
                                                     4.3m

                                                     (Maximum 15% of monthly volume in m(3) in aggregate
                                                     for 3.7m and 4.3m lengths)

                                    A grade          3.7m
                                                     4.3m

                                    R3 grade         to be confirmed during SOP planning

FSC CERTIFICATION:                  The Vendor will use reasonable endeavours to obtain FSC certification prior to the Commencement Date or as soon as possible thereafter and to maintain FSC certification during the term of the Sawlog Agreement. FCF will cooperate with the Vendor during the transition period to assist in this process.

SOP PLANNING:                       For planning and budgeting purposes a specific volume plan will be set for each
                                    SOP grade as follows:

                                    1.       The Purchaser shall at all times be required to draw volume, both within a week and within a month, on a reasonably even and consistent basis, subject to normal seasonal fluctuations.

                                    2.       The Purchaser will advise by no later than 15 May 2003 the volume, by
                                             SOP grade, to be purchased under the Sawlog Agreement, for each of the first 6 months from the Commencement Date to 31 December 2003 ("FORWARD
                                             SUPPLY Plan").

                                    3.       Thereafter the Purchaser will update the Forward Supply Plan no later than 4 weeks prior to the start of each calendar month (the first such update to be completed by 3 June 2003) by written notice to the Vendor.

                                    4.       When updating the Forward Supply Plan the Purchaser may only adjust the volume set forth in the previous Forward Supply Plan in accordance with the following rules:

                                             a.      The new month 6 will be subject only to 1 above.

                                             b.      The new months 4 and 5 may only be adjusted +/- 10% of volume for that grade in m(3) for any one or more grades.

                                             c.      The new months 1, 2 and 3 will be the same as the old months
                                                     2, 3 and 4 and may not be otherwise adjusted.

TAKE OR PAY:                        The Purchaser shall be required to "take or pay" for all sawlogs contracted for in the Forward Supply Plan (as updated from time to time), subject to the Purchaser's ability to amend the volume in accordance with the
                                    "SOP Planning" section above.

                                    For the avoidance of doubt, "take or pay" means that if the Purchaser does not take delivery (either at the Purchaser's mills or any third party mill or off site storage) of any sawlogs it has committed to purchase in accordance with the
                                    Forward Supply Plan (as updated from time to time) ("Unclaimed Sawlogs") in any relevant period, the Purchaser shall nevertheless pay the Vendor for such
                                    Unclaimed Sawlogs on the date on which payment for such sawlogs is due.

                                    In addition, the Purchaser shall be required to purchase on an annual basis the annually contracted volumes of sawlogs specified in the "Available Volume"
                                    section above. The annual volumes purchased under the Sawlog Agreement will be tested quarterly in arrears, by calculating the total purchases for the previous
                                    12 months per SOP grade. The parties acknowledge that, due to the size of the annual Available Volume of sawlogs, achieving a purchased annual volume per SOP
                                    Grade equal to the contracted annual volume per SOP Grade may be practically difficult and therefore the purchased annual volume per SOP Grade may be up to
                                    5% less than the contracted volume per SOP Grade. In the event that in any SOP
                                    Grade the purchased volume is less than 95% of the contracted volume the
                                    Purchaser will pay to the Vendor on the anniversary of the Commencement Date and quarterly thereafter the difference between 95% of the contracted volume and the purchased volume over the relevant preceding 12 month period, at the average purchase price over the relevant 12 month period.

                                    For the purposes of calculating total purchases and the Purchaser's annual take or pay volume:

                                    (a)      If the Purchaser has been required to "pay" for Unclaimed Sawlogs, that volume shall be included in the annual volume calculation, as if it had been purchased; and

                                    (b)      The annual volume commitment shall be reduced by the volume of any sawlogs which the Vendor has not been able to deliver in accordance with its delivery commitments.

                                    If the Vendor fails to gain FSC certification by the Commencement Date or at any time during the currency of the Sawlog Agreement the Vendor ceases to hold FSC certification, then from the date the Vendor's FSC certification ceases or, where the Vendor has not obtained FSC certification by the Commencement Date, from the Commencement Date, the Purchaser shall have no "take or pay"
                                    obligations in respect only of any volume of pruned, structural, M30 or A grade logs. The suspension of the "take or pay" obligations in respect of any volume of pruned, structural , M30 or A grade logs described in this paragraph shall not apply where the Purchaser has failed to assist the Vendor in obtaining FSC
                                    Certification as required by the Transition Deed and the "FSC Certification"
                                    section above

                                    Immediately upon the Vendor gaining or regaining FSC certification, the
                                    Purchaser's "take or pay" obligations in respect of pruned, structural, M30 or A grade logs shall revive for so long as the Vendor continues to hold FSC certification.

                                    The Purchaser's liability in respect of failure to take delivery of any sawlogs which the Purchaser is committed to purchase shall be limited to its "take or pay" obligations as set out in this "Take or Pay" section.

LOG SPECIFICATION:                  The log grade specifications applicable to logs to be supplied by the Vendor under the Sawlog Agreement as at the Commencement Date shall be the log grade specifications attached as Annex A.

                                    In the event that either party wishes to change the existing log grade specifications that party shall first consult with and obtain the consent of the other party, such consent not to be unreasonably withheld.

PRICE DETERMINATION:                Prices will be fixed quarterly, by SOP Grade, by length, and by mill. The price of each grade and length to be determined in accordance with the following paragraph shall be the open market price reflecting domestic and export prices in the Central North Island for sawlogs of substantially the same grade and length mix. "Central North Island" shall mean the Central North Island as defined in Schedule 1.1B of the Implementation Agreement dated 19 December 1995.

                                    Prices will be determined by direct negotiation between the parties, to be completed prior to the commencement of each quarter. Where the parties fail to agree prices prior to the commencement of a quarter an independent expert will set the price and normal dispute resolution procedures under the Sawlog
                                    Agreement will not apply. While a price dispute is being determined, the
                                    Purchaser shall continue to pay the previous quarter's prices, with an adjustment to be promptly paid to the Vendor by the Purchaser or to the
                                    Purchaser by the Vendor (as the case may be) once the new price is determined.

SALE POINT:                         Sale point will be "at mill gate" and prices will be "at mill gate" in NZ$ per tonne. Prices will vary from mill to mill (i.e. an "at mill gate" price will be negotiated for each mill, by grade).

PAYMENT:                            (a)      Payment shall be made on the 20th day of the month following delivery.
                                             Invoices shall be Purchaser generated and the Vendor shall not be required to issue any GST invoices for the sale of sawlogs.

                                    (b)      Subject to paragraph (c) immediately below, if any payment by the
                                             Purchaser is overdue by 10 or more working days, the Vendor may recover and/or re-sell (by entering the Purchaser's premises if necessary) any sawlogs in respect of which payment has not been made or any products in which such sawlogs have been incorporated.

                                    (c)      The provisions of paragraph (b) immediately above shall not apply to any payment or portion of any payment to be made by the Purchaser where such payment or portion thereof is subject to a bona fide dispute between the Vendor and the Purchaser, provided such dispute does not relate to circumstances where the Purchaser is obliged to make the payment under other terms of this terms sheet.

                                    (d)      The parties will complete monthly reconciliations of volume and loads delivered in the month prior.

RISK & TITLE:                       Risk in the sawlogs will pass from the Vendor to the Purchaser at the point of delivery. The point of delivery shall be at mill gate. Title is retained by the
                                    Vendor until payment is received in full. Until payment in full for any sawlogs is received by the Vendor:

                                    (i)      the Purchaser shall hold such sawlogs as bailee for the Vendor;

                                    (ii)     the Purchaser will not interfere with or remove any labelling or branding on the sawlogs prior to processing;

                                    (iii)    where the sawlogs are mixed with / incorporated in any other goods, title to the mixed goods shall be held by the Vendor and the Purchaser shall hold the mixed goods as bailee for the Vendor; and

                                    (iv)     subject to an exception for ordinary course of business dealings, the
                                             Purchaser shall not be permitted to deal with the sawlogs or mixed goods without the prior written approval of the Vendor.

                                    The Vendor warrants that at the point title in the sawlogs passes to the
                                    Purchaser in accordance with this "Risk & Title" section, the Purchaser will receive good and unencumbered title to the sawlogs.

VOLUME CALCULATION:                 Sawlog volumes in cubic metres will be derived from the weight in tonnes of sawlogs measured by a weighbridge independently certified as accurate, using assessed conversion factors (for conversion from tonnes to cubic metres)
                                    supplied by the Vendor. The assessed conversion factors may be audited by a mutually agreed independent expert at the option and cost of the Purchaser. The conversion factors shall be adjusted to capture seasonal variation in wood condition. The volume amount calculated by conversion of the weight in tonnes purchased by the Purchaser to cubic metres shall be used to calculate the annual volume purchased by the Purchaser for the purposes of the "Available Volume" and
                                    "Take or Pay" sections above.

DELIVERY PROGRAMME:                 The Purchaser will advise the Vendor seven days prior to the start of each delivery week of the quantities and grades of sawlog it requires the Vendor to deliver to the Purchaser's mills in that relevant delivery week. This process will be repeated on a weekly basis for the duration of the Sawlog Agreement.

                                    If the Purchaser does not have sufficient room at the wood yards at the mills to store any delivery of sawlogs, the Vendor and the Purchaser will arrange for the delivery to be measured on a weighbridge and stored off-site, the extra cost of such measurement and storage being met wholly by the Purchaser and goods being stored solely at the risk of the Purchaser.

DELIVERY SHORTFALL:                 If the Vendor is unable to supply the volume set forth in any current Forward
                                    Supply Plan in any month the Purchaser may, at its option, purchase sawlogs from an alternative supplier to make up the shortfall. The Vendor will compensate the
                                    Purchaser for any loss arising as the result of a delivery shortfall in accordance with statutory and common law rights and remedies.

QUALITY:                            The Vendor shall warrant to the Purchaser that the sawlogs supplied to the
                                    Purchaser will conform to the prescribed specifications and tolerances agreed by the parties. The Purchaser shall have the right within the first 5 working days from the date of delivery of any sawlogs ("Rejection Period") to reject any such sawlogs which do not conform to agreed specifications and tolerances.

                                    At any time after the Rejection Period, or if the sawlogs are processed within the Rejection Period, the Purchaser shall be deemed to have examined and be satisfied with relevant sawlogs and as from such date shall waive all rights and claims it might otherwise have in relation to contesting the quality or condition of such sawlogs.

                                    For the avoidance of doubt, sawlogs may only be rejected on the basis of defects present on the date of delivery of such sawlogs and not on the basis of defects which manifest themselves after such date.

                                    Where the Purchaser rejects sawlogs in the Rejection Period, the Vendor shall deliver replacement sawlogs to the Purchaser conforming to agreed specifications and tolerances in the delivery week following the week in which rejection occurs or, where replacement sawlogs cannot be so delivered for any reason, the provisions of the "Delivery Shortfall" section above shall apply mutatis mutandis.

                                    Other than as is expressly stated in this terms sheet, no warranty, condition or description as to sawlogs to be supplied by the Vendor to the Purchaser may be implied on the part of the Vendor by this terms sheet or from anything said or written in negotiations between the Vendor and the Purchaser or their representatives.

                                    The Purchaser acknowledges that it has entered into this terms sheet solely in reliance on its own judgment and, except as expressly set out in the terms sheet, not in reliance on statements or representations (if any) made to the
                                    Purchaser or its representatives by the Vendor or its representatives.

                                    The Vendor will compensate the Purchaser for any loss arising as the result of delivery of defective sawlogs in accordance with statutory and common law rights and remedies.

WEIGHING:                           All sawlogs shall be weighed prior to delivery to the Purchaser at a weighbridge independently certified as accurate.

                                    On delivery, a delivery docket shall be issued to the Purchaser identifying the quantity and type of sawlogs supplied on each load.

ASSIGNMENT:                         Either party may assign its obligations under the Sawlog Agreement with the prior written consent of the other party, provided that the Vendor may only assign its obligations to a purchaser of all or substantially all of the CNIFP estate. Such consent shall not be unreasonably withheld if the third party is a solvent person who is able to financially comply with all of the obligations of the assignor under the Sawlog Agreement.

FORCE MAJEURE:                      Normal provisions, for the benefit of both parties including provisions to the effect that neither party shall be in breach of any obligation under the Sawlog
                                    Agreement (including without limitation in the case of (a) the Purchaser, its
                                    "Take or Pay" obligations and (b) the Vendor, its obligations relating to the availability of sawlogs, delivery of sawlogs, quality of sawlogs and remediation of delivery of defective sawlogs) if that party is prevented from performing that obligation by reasons of force majeure.

                                    All obligations of both the Vendor and Purchaser which may be suspended as a result of force majeure will revive immediately upon such force majeure coming to an end.

DISPUTE RESOLUTION:                 The Sawlog Agreement will include a mechanism by which any disputes other than those relating to pricing will first be addressed through a party-to-party dispute resolution process (such process to be completed within 5 business days)
                                    and if remaining unresolved, if both parties agree will be referred to arbitration, or if the parties do not agree to an arbitration the parties may revert to court action.

                                    Price disputes will be resolved under the separate independent expert mechanism described in the "Price Determination" section above.

TERMINATION CLAUSE:                 Either party may terminate the Sawlog Agreement if:

                                    (a)      it gives the other party six months notice of termination, such notice to be given at the end of any calendar month;

                                    (b)      the Sawlog Agreement is materially breached by the other party and is not remedied within 30 days of notice requiring remedy of such material breach; or

                                    (c)      the other party becomes insolvent, bankrupt, or suffers a similar consequence as a result of indebtedness (provided however that the current receivership and insolvency of the Vendor is excluded for these purposes).

SET OFF                             Set off will be governed by the general law rules of legal and equitable set off.

LIABILITY OF RECEIVERS:             No personal liability for the Receivers.

GUARANTEE:                          FFS will unconditionally and irrevocably guarantee the due performance by the
                                    Purchaser of all of its obligations under the Sawlog Agreement.

LEGAL EFFECT:                       The agreement created by this terms sheet is intended to be legally binding on the parties from the date that this terms sheet is signed by the parties and will form the basis of a full, formal agreement to be entered into by the parties prior to the Commencement Date incorporating the terms of this terms sheet, together with such other terms as the parties may subsequently agree
                                    ("Formal Agreement"). The Formal Agreement to be entered into between the parties will replace the agreement contained in this terms sheet from the date the parties enter into the Formal Agreement and will constitute the Sawlog
                                    Agreement referred to herein. In the event that a dispute arises in relation to the content of the Formal Agreement, either:

                                    1.       if the parties so agree, the dispute shall be resolved by arbitration and the provisions of the Arbitration Act 1996 shall apply; or

                                    2.       failing such agreement, the parties may revert to court action.

EXECUTED by:

FORESTRY CORPORATION OF NEW ZEALAND LIMITED (IN
RECEIVERSHIP)
by:
                                                  ______________________________
                                                  Signature of joint receiver

_________________________________________         ______________________________
Signature of witness                              Name of joint receiver

_________________________________________
Name of witness

_________________________________________
Occupation of witness

_________________________________________
City/town of residence

Forestry Corporation of New Zealand
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

CITIC NEW ZEALAND LIMITED (BVI) (IN RECEIVERSHIP)
by:

                                    ____________________________________________
                                    Signature of joint receiver, as its attorney

________________________________    ____________________________________________
Signature of witness                Name of joint receiver

________________________________
Name of witness

________________________________
Occupation of witness

________________________________
City/town of residence

Citic New Zealand Limited (BVI)
c/- Michael Stiassny/Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

MICHAEL PETER STIASSNY AND GRANT ROBERT GRAHAM by:
                                                  ______________________________
                                                  Signature of joint receiver

                                                  ______________________________
                                                  Name of joint receiver

                                                  ______________________________
                                                  Signature of joint receiver

                                                  ______________________________
                                                  Name of joint receiver

_________________________________________
Signature of witness

_________________________________________
Name of witness

_________________________________________
Occupation of witness

_________________________________________
City/town of residence

Michael Stiassny and Grant Graham
Ferrier Hodgson
Level 16
Tower Centre
45 Queen Street
PO Box 982
Auckland 1
Ph: (09) 307 7865
Fax: (09) 377 7794

FLETCHER CHALLENGE FORESTS INDUSTRIES LIMITED by:
                                                  ______________________________
                                                  Signature of director

                                                  ______________________________
                                                  Name of director

                                                  ______________________________
                                                  Signature of director

                                                  ______________________________
                                                  Name of director

Chief Executive/General Counsel
8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph: (09) 571 9800
Fax: (09) 571 9801

FLETCHER CHALLENGE FORESTS LIMITED by:
                                                  ______________________________
                                                  Signature of authorised person

_________________________________________         ______________________________
Signature of witness                              Name of authorised person

_________________________________________
Name of witness

_________________________________________
Occupation of witness

_________________________________________
City/town of residence

AND by:
                                                  ______________________________
                                                  Signature of authorised person

_________________________________________         ______________________________
Signature of witness                              Name authorised person

_________________________________________
Name of witness

_________________________________________
Occupation of witness

_________________________________________
City/town of residence

Chief Executive/General Counsel
8 Rockridge Avenue
Penrose
Auckland
Private Bag 92036
Ph: (09) 571 9800
Fax: (09) 571 9801

                                    ANNEX A
                            LOG GRADE SPECIFICATIONS

                                                                              11